UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 16, 2006
EPIX Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-21863	04-3030815

(Commission File Number)	(IRS Employer Identification No.)
4 Maguire Road, Lexington, Massachusetts 02421

(Address of Principal Executive Offices)          (Zip Code)
(781) 372-3260

(Registrant’s Telephone Number, Including Area Code)
161 First Street, Cambridge, Massachusetts 02142

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.
     On August 16, 2006, EPIX Pharmaceuticals, Inc. (“EPIX”) completed its acquisition of Predix Pharmaceuticals Holdings, Inc. (“Predix”) pursuant to the terms of that certain Agreement and Plan of Merger, dated as of April 3, 2006, by and among EPIX, EPIX Delaware, Inc., a wholly-owned subsidiary of EPIX, and Predix, as amended (the “Merger Agreement”). The EPIX and Predix Boards of Directors approved the transaction on April 2, 2006 and the stockholders of EPIX and Predix approved the transaction on August 15, 2006. Pursuant to the Merger Agreement, Predix merged with and into EPIX Delaware, Inc. and became a wholly-owned subsidiary of EPIX (the “Merger”). Predix will operate under the name of EPIX Delaware, Inc. In addition, in connection with the Merger, EPIX effected a 1-for-1.5 reverse stock split of its Common Stock outstanding immediately prior to the effectiveness of the reverse stock split. See Item 3.03 of this Current Report on Form 8-K for a description of the reverse stock split.
     Following the consummation of the Merger and the effectiveness of the reverse stock split, each share of Predix’s common stock (on an as-converted to common stock basis) outstanding before the Merger was converted into the right to receive .826698 fully paid and non-assessable shares of EPIX Common Stock. All outstanding options under Predix’s stock plans and warrants to purchase Predix capital stock were assumed by EPIX. Following the consummation of the Merger and the effectiveness of the reverse stock split, EPIX has approximately 15,530,757 shares outstanding.
     In addition, the Predix stockholders, option holders and warrant holders are entitled to receive an additional milestone payment of $35 million. Pursuant to the terms of the Merger Agreement, the non-Predix members of the EPIX Board of Directors have determined to pay $20 million of the milestone payment in cash on October 29, 2006. The remaining $15 million of the milestone payment will be paid in shares of EPIX Common Stock on October 29, 2007, except to the extent that such shares would exceed 49.99% of EPIX’s outstanding shares immediately after such milestone payment when combined with all shares of EPIX Common Stock issued in the Merger and issuable upon exercise of all Predix options and warrants assumed in the Merger.
     The issuance of shares of EPIX Common Stock to the former stockholders of Predix was registered with the Securities and Exchange Commission (the “SEC”) on a Registration Statement on Form S-4 (Registration No. 333-133513) (the “Registration Statement”), which the Joint Proxy Statement/Prospectus, dated July 18, 2006, furnished to the stockholders of EPIX and Predix entitled to vote on the Merger forms a part (the “Proxy Statement”). Please see the information set forth in the sections of the Proxy Statement entitled “The Merger — Interests of EPIX’s Directors and Management” and “The Merger — Interests of Predix’s Directors and Management” for a description of the relationships between and among EPIX, Predix and their respective directors and members of management. For additional information about the Merger, reference is made to the Registration Statement, including the Proxy Statement, and Supplement No. 1, dated July 31, 2006, to the Proxy Statement filed with the SEC on Schedule 14A (the “Supplement”). The Registration Statement, including the Proxy Statement, and the Supplement are incorporated by reference into this Item 2.01 and are available on the SEC’s website at http://www.sec.gov.

     The Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 2.01. The Press Release announcing the closing of the Merger and the reverse stock split is filed as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 2.01.
     The information set forth under Item 3.03 and Item 5.02 is hereby incorporated by reference into this Item 2.01.

Item 3.03	Material Modification to Rights of Security Holders.
     On August 16, 2006, in connection with the Merger, and in accordance with the approval of stockholders of EPIX, the EPIX Board of Directors approved a reverse stock split, pursuant to which every one and one-half (1.5) shares of EPIX Common Stock, par value $.01 per share, were combined into one share of EPIX Common Stock, par value $.01 per share. Each fractional share that would otherwise be issued will entitle the holder to a cash payment in lieu thereof at a price equal to the fraction to which the holder would otherwise be entitled multiplied by the closing price of the EPIX Common Stock on The NASDAQ Global Market on August 15, 2006.
     The reverse stock split became effective as of the close of business on August 16, 2006 and the EPIX Common Stock will begin trading on a split-adjusted basis when trading opens on August 17, 2006, with the interim ticker symbol “EPIXD.” After 20 trading days, the “D” designation will be removed, and EPIX’s ticker symbol will revert back to “EPIX.” Beginning on August 17, 2006, the CUSIP number applicable to EPIX’s Common Stock will be 26881Q 30 9.
     EPIX also increased the number of authorized shares of its Common Stock from 40,000,000 shares to 100,000,000 shares in connection with the Merger.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Pursuant to the terms of the Merger Agreement, effective immediately upon the consummation of the Merger, Michael G. Kauffman, M.D., Ph.D. was appointed Chief Executive Officer of EPIX. Prior to joining EPIX, Dr. Kauffman served as Predix’s President and Chief Executive Officer and as a member of Predix’s Board of Directors since August 2003. From September 2002 until August 2003, Dr. Kauffman served as President and Chief Executive Officer of Predix Pharmaceuticals, Inc., the wholly-owned U.S. subsidiary of Predix Pharmaceuticals Ltd., an Israeli corporation that Predix acquired in August 2003. From March 2000 to September 2002, Dr. Kauffman served as Vice President, Medicine, and Proteasome Inhibitor (Velcade) Program Leader at Millennium Pharmaceuticals, Inc. Dr. Kauffman held senior positions at Millennium Predictive Medicine, Inc., as cofounder and Vice President of Medicine from September 1997 to February 2000. From September 1995 to September 1997, Dr. Kauffman served as Medical Director at Biogen Corporation (now Biogen Idec). He currently serves on the board of directors of Bioenvision, Inc., a publicly traded biopharmaceutical company, and CombinatoRx, Inc., a publicly traded biopharmaceutical company. Dr. Kauffman received his M.D. and Ph.D. (Molecular Biology and Biochemistry) at Johns Hopkins and his postdoctoral training at Harvard University. He received his B.A. in Biochemistry summa cum laude from Amherst College and is board certified in Internal Medicine.

     Effective immediately upon the consummation of the Merger, Kimberlee C. Drapkin was appointed Chief Financial Officer of EPIX. Prior to joining EPIX, Ms. Drapkin served as Predix’s Chief Financial Officer, a position she held since February 2005. From 1995 to February 2005, Ms. Drapkin held senior positions of increasing responsibility within the finance organization at Millennium Pharmaceuticals, Inc. with leadership responsibility for financial reporting, technical accounting, Sarbanes Oxley compliance and internal audit. Ms. Drapkin began her professional career at Price Waterhouse (now PricewaterhouseCoopers LLP) and is a Certified Public Accountant. Ms. Drapkin is a graduate of Babson College, holding a B.S. in Accounting summa cum laude.
     Effective immediately upon the consummation of the Merger, Andrew C.G. Uprichard, M.D., President and Chief Operating Officer of EPIX, resigned his position as Chief Operating Officer. Dr. Uprichard will continue to retain his position as President of EPIX.
     In addition, upon consummation of the Merger, Michael G. Kauffman, M.D., Ph.D., Patrick J. Fortune, Frederick Frank and Ian F. Smith were appointed to the EPIX Board of Directors. Accordingly, the EPIX Board of Directors is composed of the following persons in the classes and with terms expiring as set forth opposite each person’s name:

Class		Directors	Term Expires

Class II Directors	·	Christopher F.O. Gabrieli	2007 Annual Meeting of Stockholders
	·	Patrick J. Fortune
	·	Robert J. Perez

Class III Directors	·	Frederick Frank	2008 Annual Meeting of Stockholders
	·	Gregory D. Phelps
	·	Ian F. Smith

Class I Directors	·	Michael Gilman	2009 Annual Meeting of Stockholders
	·	Michael G. Kauffman
	·	Mark Leuchtenberger

Item 9.01	Financial Statements and Exhibits.
(a) Financial statements of business acquired.
     The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K as soon as practicable within the time period prescribed by the SEC.
(b) Pro forma financial information.

     The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K as soon as practicable within the time period prescribed by the SEC.
(d) The following exhibits are furnished with this report:

Exhibit Number	Description
2.1*
Agreement and Plan of Merger, dated as of April 3, 2006, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated July 10, 2006, among EPIX Pharmaceuticals, Inc., EPIX Delaware, Inc. and Predix Pharmaceuticals Holdings, Inc. (included as Annex A to the Joint Proxy Statement/Prospectus contained in EPIX Pharmaceuticals, Inc.’s Registration Statement on Form S-4 (Registration No. 333-133513)).

99.1	Press Release issued by the Registrant on August 16, 2006.

*	Note: As permitted by Item 601(b)(2) of Regulation S-K, certain schedules to this agreement have not been filed herewith. EPIX Pharmaceuticals, Inc. will furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX Pharmaceuticals, Inc. (Registrant)
Date: August 16, 2006	By:	/s/ Kimberlee C. Drapkin
		Name:	Kimberlee C. Drapkin
		Title:	Chief Financial Officer